VADE CAPITAL CORP.
SUBSCRIPTION AGREEMENT

A completed and executed copy of this Subscription Agreement, including all applicable schedules hereto, along with a certified cheque, bank draft, money order or wire transfer for the subscription funds, must be delivered to Vade Capital Corp., 25th Floor, 700 West Georgia Street, Vancouver, B.C., Canada, V7Y1B3

TO: Vade Capital Corp. (the "Issuer")

The undersigned (the "**Subscriber**") irrevocably offers to subscribe for and agrees to purchase from the Issuer the number of common shares of the Issuer set forth below at a price of **$24,642.86** per Class B common share (the "Class B Common Shares") for the total consideration set forth below (the "**Purchase Price**"). The subscription is subject to the terms and conditions, and the covenants, representations and warranties set forth in "Terms and Conditions of Subscription for Class B Common Shares of the Issuer attached as Appendix I hereto and expressly incorporated herein (the "**Subscription Terms**").

1. The Subscriber either [check appropriate box]:

   ☑ Owns directly or indirectly, or exercises control or direction over, no common shares of the Issuer or securities convertible into common shares of the Issuer; or

   ☐ Owns directly, or indirectly, or exercises control or direction over, ____________________ common shares in the Issuer and convertible securities entitling the Subscriber to acquire an additional ____________________ common shares of the Issuer.

2. The Subscriber represents that the Subscriber **is ☐ / is not ☑ (check one)** an Insider (as defined on next page) of the Issuer.

3. The Subscriber represents that the Subscriber **is ☐ / is not ☑ (check one)** a Registrant (as defined on next page).

Amount of Subscription

Number of Class B Common Shares : 490

Aggregate Purchase Price: CDN$ 12,075,050

Subscriber's Information and Signature

Infused Brands
Name of Subscriber – please print

[signature]
Signature (of individual or authorized signatory)

CEO
Official Capacity or Title (of authorized signatory, if applicable)

Rolf Mund
Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.

Suite 1000 - 409 Granville St.
Subscriber's Residential Address

VANCOUVER, BC V6C 1T2

604.602.0001
Subscriber's Telephone Number

Subscriber's E-Mail Address

Beneficial Owner of Subscribe: If the Subscriber is not an individual, the Subscriber represents and warrants that it **has** ☐ / **does not have** ☑ **(check one)** a Beneficial Owner (as defined on the next page) and, if it has a Beneficial Owner, the name and address of the Beneficial Owner is as follows:

Name of Beneficial Owner

Residential Address of Beneficial Owner

Principal Information
If the Subscriber is signing as an agent for a principal and is not deemed to be purchasing as principal as set out under section 8(a) of the Subscription Terms, the Subscriber hereby represents and warrants that the name and residential address of such principal is as follows:

Name of Principal

Principal's Residential Address

Certificate Registration Instructions (if different from the Subscriber's name and address given under Subscriber's Information):

Same
Name

INFUZED BRANDS
Account reference, if applicable

Address

Certificate Delivery Instructions (if different from the Subscriber's name and address given under Subscriber's Information):

Pick Up
Name

Account reference, if applicable

Address

Telephone Number and Contact Name

ACCEPTANCE: The Issuer hereby accepts the above subscription.

VADE CAPITAL CORP.

Per: [signature]
Authorized Signatory

MAY 12/2020
Execution Date

Certain Definitions

1. "**1933 Act**" means the United States Securities Act of 1933, as amended;
2. "**Beneficial Owner**" means the ultimate control person who holds collectively, whether directly or indirectly, securities of the Subscriber entitling such person to greater than 50% of the number of votes entitled to vote on a election of directors of the Subscriber (such level of security holding referred to below as "**Voting Control**"). For this purpose securities held by every "affiliate" of a person are considered to be held indirectly by the person. Persons are "affiliates" of each other as a result of one having Voting Control over the other, whether such Voting Control is through the direct ownership of securities or indirectly through one or more other persons which are linked down through a chain of persons, each of which has Voting Control over the one below it. The person at the top of such chain of persons is the ultimate control person referred to above. For the purposes of this definition "person" includes individuals, corporations, partnerships, limited partnerships, syndicates or other unincorporated forms of organization.
3. "**Insider**" of the Issuer as defined in the *Securities Act* (British Columbia) (the "**Act**") means:
   (a) a director or officer of the issuer;
   (b) a director or officer of a person that is itself an insider or subsidiary of the issuer;
   (c) a person that has
      (i) beneficial ownership of, or control or direction over, directly or indirectly, or
      (ii) a combination beneficial ownership of, and of control or direction over, directly or indirectly, securities of the issuer carrying more than 10% of the voting rights attached to all the issuer's outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution,
   (d) the issuer itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities
   (e) a person designated as an insider in an order made under section 3.2, or
   (f) a person that is in a prescribed class of persons under the Act.
4. "**Registrant**" means a Person registered under applicable Securities Laws. "**Person**" means a Company or individual. "**Company**" unless specifically indicated otherwise, means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual. "**Securities Laws**" means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that are applicable to an Issuer. "**Issuer**" means a Company and its subsidiaries which have any of its securities listed for trading on the Canadian Securities Exchange and, as the context requires, any applicant Company seeking a listing of its securities on the Canadian Securities Exchange.
5. "**Regulation D**" means Regulation D promulgated by the SEC under the 1933 Act;
6. "**Regulation S**" means Regulation S promulgated by the SEC under the 1933 Act;
7. "**SEC**" means the United States Securities and Exchange Commission;
8. "**United States**" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;
9. "**U.S. Accredited Investor**" means an "accredited investor" as defined in Rule 501(a) under Regulation D;
10. "**U.S. Fiduciary**" means a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States holding a discretionary account or similar account (other than an estate or trust) held for the benefit of a person excluded from the definition of "U.S. Person" pursuant to paragraph (k)(2)(i) of Rule 902 of Regulation S, provided that the U.S. Fiduciary is acting solely in its capacity as the holder of such accounts;
11. "**U.S. Person**" has the meaning ascribed to it in Rule 902(k) of Regulation S and includes, subject to the exclusions set forth in Regulation S, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person, (iv) any agency or branch of a foreign entity located in the United States, (v) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and (vii) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by U.S. Accredited Investors who are not natural persons, estates or trusts; and
12. "**U.S. Subscriber**" means (a) any U.S. Person purchasing the Class B Common Shares ; (b) any person purchasing the Common Shares in the United States unless such person is a U.S. Fiduciary; (c) any person purchasing Common Shares on behalf of, or for the account or benefit of, any U.S. Person or person in the United States; (d) any person that receives or received an offer to purchase the Common Shares while in the United States; and (e) any person that is in the United States at the time the Subscriber's buy order was made or this Agreement was executed or delivered unless such person is a U.S. Fiduciary.

**APPENDIX I TO SUBSCRIPTION AGREEMENT
TERMS AND CONDITIONS OF SUBSCRIPTION FOR
CLASS B COMMON SHARES OF VADE CAPITAL CORP.**

The person indicated as the subscriber on the face page of this Agreement (the "**Subscriber**") hereby unconditionally and irrevocably subscribes for and agrees to purchase the securities of the Issuer more particularly described in paragraph 1 below at the subscription price set out on the face page of this Agreement, upon and subject to the following terms and conditions:

1. **The Securities.** The securities of the Issuer to be issued under this Agreement consist of the number of Class B Common Shares specified on the face page of this Agreement, at a price of **$24,642.86** per Common Share.

2. **The Offering.** The Subscriber acknowledges that the Subscriber's Class B Common Shares will be issued in connection with a private placement offering by the Issuer (the "**Offering**"). The Subscriber acknowledges that agent's and/or finders' fees may be payable by the Issuer in connection with the Offering in cash and/or in securities of the Issuer, or in a combination thereof.

3. **Conditions and Closing.** This Agreement shall be subject to acceptance by the Issuer and approval by the Canadian Securities Exchange and any other stock exchange or regulatory authority having jurisdiction with respect to the Issuer (collectively, the "**Regulatory Authorities**"). The Class B Common Shares will be allotted and issued to the Subscriber following the date on which the Issuer has received all required approvals from the Regulatory Authorities or such other date as determined by the Issuer (the "**Closing Date**"). On or before the Closing Date, the Subscriber shall deliver to the Issuer: (i) this completed Agreement and (ii) a certified cheque, bank draft or wire transfer payable to the Issuer for the purchase price of the Common Shares. Upon the Closing Date, the Issuer will issue and sell (the "**Closing**") the Shares and cause definitive certificates representing the number of Shares (or DRS instructions for the Shares) so issued and registered in accordance with this Subscription Agreement to be delivered in accordance with this Agreement. Subscription funds received prior to the Closing Date will be held by the Issuer and or used by the Issuer as it so determines, which funds, pending issuance of the Shares, will be deemed to be a non-interest-bearing loan from the Subscriber to the Issuer.

4. **Termination.** If the Closing does not occur on or before 90 days from the date of the Issuer's acceptance of this subscription, or such later date as may be agreed to by the Issuer and the Subscriber, the subscription proceeds will be returned to the Subscriber without interest or deduction and this Agreement shall be of no force or effect.

5. **Representations and Warranties of the Issuer.** By accepting this offer, the Issuer represents and warrants to the Subscriber that, as of the Closing Date:

   (a) the Issuer has been duly incorporated and is validly subsisting and in good standing under the laws of its jurisdiction of incorporation, continuation or amalgamation;

   (b) no order ceasing or suspending trading in securities of the Issuer nor prohibiting the sale of the Class B Common Shares has been issued and remains outstanding against the Issuer;

   (c) the Issuer is duly qualified to carry on business in each jurisdiction wherein the carrying on of business makes such qualification necessary;

   (d) the Issuer has the full corporate right, power and capacity to execute this Agreement and to issue the Securities to the Subscriber pursuant to the terms of this Agreement; and

   (g) this Agreement, once executed by the Subscriber and the Issuer, shall constitute a binding and enforceable obligation of the Issuer, enforceable in accordance with its terms.

6. **No Undisclosed Material Knowledge.** The Subscriber warrants and represents that the Subscriber is not acquiring the Common Shares as a result of being aware of any material information about the affairs of the Issuer that has not been publicly disclosed.

7. **Risks of Private Placement.** The Subscriber acknowledges that:

   (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Common Shares;

   (b) there is no government or other insurance covering the Common Shares;

   (c) there are risks associated with the purchase of the Common Shares;

   (d) there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Common Shares; and

   (e) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Common Shares through a person registered to sell securities under the securities legislation of British Columbia and the Subscriber's jurisdiction of residence and, as a consequence of acquiring the Common Shares pursuant to these exemptions, certain protections, rights and remedies provided by such securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber.

8. **Purchasing as Principal.** The Subscriber represents and warrants that the Common Shares are being purchased for investment purposes only and not with a view to resale or distribution or in a series of transactions involving purchases and sales of the Common Shares and:

   (a) the Common Shares are being purchased by the Subscriber as principal for its own account and not for the benefit of any other person or the Subscriber is deemed to be purchasing as principal under section 2.3 of National Instrument 45-106 (**"NI 45-106"**) of the Canadian Securities Administrators; or

   (b) the Common Shares are being purchased by the Subscriber as agent for the principal disclosed on the face page of this Agreement and the Subscriber is not deemed to be purchasing as principal under section 2.3 of NI 45-106, and the Common Shares are being acquired by such principal as principal, the Subscriber is the principal's agent with proper authority to execute all documents in connection with this purchase on behalf of such principal and the representations and warranties of the Subscriber herein (including any Schedules hereto), excluding this paragraph 9(b), are also hereby given with respect to such principal, except that representations with respect to the Subscriber's residential address are deemed to be references to the disclosed address of the disclosed principal on the face pages of this Agreement.

9. **Capacity, Authority and Compliance.** The Subscriber warrants and represents that:

   (a) if the Subscriber is not a natural person, it was not created and is not being used solely to purchase or hold securities of the Issuer;

   (b) if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to enter into and to observe and perform its covenants and obligations under this Agreement and has taken all necessary corporate action in respect thereof;

   (c) if the Subscriber is a partnership, syndicate or other unincorporated form of organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Agreement and perform its covenants and obligations hereunder and has obtained all necessary approvals thereof; or

(d) if the Subscriber is a natural person, he or she has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto,

and the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any terms or provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound.

10. **Binding and Enforceable.** Whether the Subscriber is a natural person or a corporation, partnership or other entity, the Subscriber represents and warrants that this Agreement has been validly executed by the Subscriber and, upon acceptance by the Issuer of this Agreement, this Agreement will constitute a legal, valid and binding contract of the Subscriber, enforceable against the Subscriber in accordance with its terms.

11. **No Offering Memorandum or Advertising.** The Subscriber acknowledges that the Subscriber has not been furnished with, nor does it need to receive, an offering memorandum or other document prepared by the Issuer describing its business or affairs, in order to assist it in making an investment decision in respect of the Common Shares, and, except for this Agreement, no other documents have been delivered or otherwise furnished to the Subscriber in connection with such offering and sale. The Subscriber represents and warrants that the Subscriber did not become aware of the offering and sale of the Common Shares as a result of, nor has it seen, any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising. The Subscriber further acknowledges that no person has represented that such person or another person will resell or repurchase any of the Common Shares, or refund all or any of the purchase price of such securities, and that no person has given an undertaking relating to the future value or price of any such securities.

12. **Knowledge and Experience.** The Subscriber represents and warrants that it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Common Shares and the Issuer and to make an informed investment decision with respect thereto and the Issuer and that it is not relying on the Issuer, its directors, officers or employees, its affiliates, or counsel to any of them, with respect to legal, tax, economic and related considerations as to an investment in the Common Shares, and the Subscriber has relied on the advice of, or has consulted with, its own advisors.

13. **No U.S. Registration.** The Subscriber is aware and accepts that the Securities have not been and will not be registered under the 1933 Act, or the securities laws of any state of the United States and, subject to certain exceptions, may not be offered or sold in the United States or to, or for the benefit or account of, any person in the United States or any U.S. Person. The Subscriber acknowledges that, subject to certain exceptions provided under the 1933 Act, the Securities may not be transferred, sold or exercised in the United States or by or on behalf of a U.S. Person unless such Securities are registered under the 1933 Act and applicable state securities laws or unless an exemption from such registration requirements is available, and the Subscriber understands that certificates representing the Securities issued to it may so indicate.

14. **Non Reliance**. The decision of the Subscriber to subscribe for Common Shares and execute this Agreement has not been based upon, and the Subscriber has not relied upon, any verbal or written representations as to facts made by or on behalf of the Issuer, or any employee or agent of the Issuer.

15. **Residence.** The Subscriber represents and warrants that the Subscriber is a resident of, or is otherwise subject to the laws of, the jurisdiction disclosed under "Subscriber's Residential Address" on the face page of this Agreement, and that such address is the residence of the Subscriber or the place of business of the Subscriber at which the Subscriber received and accepted the offer to acquire the Common Shares and was not created or used solely for the purpose of acquiring the Common Shares.

16. **U.S. Registration Exemption.** The Subscriber represents and warrants that:

(a) the Common Shares were not offered to the Subscriber in the United States;

(b) this Agreement was delivered to, executed and delivered by, the Subscriber (or your authorized signatory) outside the United States;

(c) the Subscriber is not, and will not be, purchasing the Common Shares for the account or benefit of any U.S. Person or person in the United States;

(d) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(e) the Subscriber has no intention to distribute either directly or indirectly any of the Securities in the United States, except in compliance with the 1933 Act and applicable state laws of the United States;

(f) the Subscriber has not purchased the Common Shares as a result of any form of directed selling efforts (as such term is defined in Regulation S) or general solicitation or general advertising (as such terms are used under Rule 502(c) of Regulation D), and the sale of the Common Shares was not accompanied by any advertisement in printed media of general and regular paid circulation including printed public media, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or telecommunications, including electronic display and the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(g) the Subscriber understand that the Securities have not been registered under the 1933 Act or the securities laws of any state of the United States, the Securities may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states or available exemptions therefrom, and the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of any of the Securities.

17. **Subscribers Resident in Other Jurisdictions.** The Subscriber is not a resident of Canada and the Subscriber represents and warrants to the Issuer that:

(a) the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of its jurisdiction of residence that would apply to this subscription, if there are any;

(b) the Subscriber is purchasing the Common Shares pursuant to exemptions from any substantive or procedural requirements (including prospectus and registration exemptions or the making of any filings) under the applicable securities laws of the Subscriber's jurisdiction of residence or, if such is not applicable, the Subscriber is permitted to purchase the Common Shares under the applicable securities laws of the Subscriber's jurisdiction of residence without the need to comply with any substantive or procedural requirements of any kind whatsoever in the Subscriber's jurisdiction of residence; and

(c) the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the Subscriber's jurisdiction of residence which will confirm the matters referred to in subparagraph (b) above to the satisfaction of the Issuer, acting reasonably.

18. **Canadian Resale Restrictions and Legends.** The Subscriber understands and acknowledges that the Shares and Warrants will be subject to certain resale restrictions under applicable securities laws and the rules and policies of the Canadian Securities Exchange and the Subscriber agrees to comply with such restrictions. The Subscriber also acknowledges that the certificates for the Shares and Warrants, and if applicable subject to the date of exercise, any Warrant Shares issued on exercise of the Warrants, will bear a legend respecting restrictions or transfers as required under applicable securities laws, that it has been advised to consult its own legal advisors with respect to applicable resale restrictions, that it is solely responsible for complying with such restrictions, that the Issuer is not responsible for ensuring compliance by the Subscriber of the applicable Securities Laws. In this regard, under certain Canadian securities

instruments and policies, the Subscriber acknowledges that the Issuer is required to put the following legend on the certificates representing the Subscriber's Shares and Warrants (and Warrant Shares, if applicable);

> **"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) [the closing date] AND (ii) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY."**

19. **No Prospectus**. The Subscriber acknowledges that no prospectus has been filed by the Issuer with any of the provincial securities commissions or other regulatory authority in each province of Canada in which the Common Shares are sold (the "**Commissions**"), in connection with the issuance of the Common Shares, that such issuance is exempted from prospectus requirements of the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of each of the Commissions (the "**Securities Laws**") and that:

    (a) the Subscriber is restricted from using most of the civil remedies under the Securities Laws;

    (b) the Subscriber may not receive information that would otherwise be required to be provided to it under the Securities Laws; and

    (c) the Issuer is relieved from certain obligations that would otherwise apply under Securities Laws.

20. **Control Person**. The Subscriber will not become a "control person" by virtue of the purchase of the Common Shares, and does not intend to act in concert with any other person to form a control group of the Issuer.

21. **Indemnification**. The Subscriber agrees to indemnify and hold harmless the Issuer and its officers, directors, employees, agents, advisors, counsel, representatives and shareholders from an against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any fees, costs and expenses incurred in investigating, preparing or defending against any claims, lawsuit, administrative proceeding or investigation, whether commenced or threatened) based upon or arising out of any actual or alleged false acknowledgement, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any representation, warranty, covenant or agreement made by it herein or in any other document delivered in connection with this Agreement.

22. **Material Information**. The Subscriber has no knowledge or a "material fact" or "material change" (as those terms are defined in Securities Laws) in the affairs of the Issuer that has not been generally disclosed to the public.

23. **Acceptance by Issuer.** The Issuer's acceptance of the subscription herein shall be indicated by executing and delivering to the Subscriber a copy of this Agreement and shall be effective as of the date therein specified. Upon acceptance, the Issuer will use reasonable commercial efforts to obtain the approval of the Regulatory Authorities and to do or cause to be done all such other things as may be required in order to proceed with the issuance of the Common Shares, as soon as reasonably possible.

24. **Governing Law and Attornment.** This Agreement and all related agreements between the parties hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia, without reference to its rules governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute to or arising out of this Agreement.

25. **Further Assurances.** The Subscriber and the Issuer agree that they each will execute or cause to be executed and delivered all such further and other documents and assurances and do and cause to be done all such further acts and things as may be necessary or desirable to carry out this Agreement according to its true intent, and to secure the approval of the Regulatory Authorities hereto. Notwithstanding the section entitled

"The Agreement" below, any further or other documents or assurances delivered by the Subscriber to the Issuer in connection herewith is deemed to form a part of this Agreement.

26. **Consent to the Disclosure of Information.** This Agreement and the attachments hereto require the Subscriber to provide certain personal information (as that term is defined under applicable privacy legislation, including without limitation, the *Personal Information Protection and Electronic Documents Act* (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time) to the Issuer. Such information is being collected by the Issuer for the purposes of completing the Offering of the Common Shares, which includes, without limitation, determining the Subscriber's eligibility to purchase the Common Shares under applicable securities legislation, preparing and registering any certificates representing the Common Shares to be issued to the Subscriber, completing filings required by any stock exchange or securities regulatory authority, indirect collection of information by the applicable stock exchange or securities regulatory authority under authority granted in applicable securities legislation and the administration and enforcement of the securities legislation of an applicable jurisdiction by the applicable securities regulatory authority. The Subscriber acknowledges that the Subscriber's personal information including details of its subscription hereunder will be disclosed by the Issuer to: (a) stock exchanges or securities regulatory authorities; (b) the Issuer's registrar and transfer agent; and (c) any of the other parties involved in the Offering, including legal counsel to the Issuer; and may be disclosed by the Issuer to (d) the Canada Revenue Agency; and (e) any other person to whom it is required to disclose such information under applicable legislation or authority. By executing this Agreement, the Subscriber consents to and authorizes the foregoing collection, use and disclosure of the Subscriber's personal information. The Subscriber also consents to and authorizes the filing of copies or originals of any of this Agreement (including attachments) below as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. In addition, the Subscriber consents to and authorizes the collection, use and disclosure of all such personal information by the Canadian Securities Exchange and other regulatory authorities in accordance with their requirements, including the provision to third party service providers, from time to time. For Subscribers with questions about the collection of Personal Information by the Ontario Securities Commission, please contact the Administrative Assistant to the Director of Corporate Finance, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Tel: (416) 593-8086.

27. **Proceeds of Crime.** The Subscriber represents and warrants that the aggregate Purchase Price which will be advanced by the Subscriber to the Issuer hereunder will not represent proceeds of crime for the purposes of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada) (the "**PCMLA**") and the Subscriber acknowledges that the Issuer may in the future be required by law to disclose the Subscriber's name and other information relating to this Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Issuer if the Subscriber discovers that any of such representations ceases to be true, and to provide the Issuer with appropriate information in connection therewith.

28. **Finder's Fee.** The Subscriber understands and acknowledges that upon Closing of the Offering, the Issuer may pay an agent's or finder's fee to certain third parties payable in cash or through the issuance of securities of the Issuer or a combination thereof, in connection with proceeds received by the Issuer from the sale of thereof to Subscribers, other than any insiders, introduced to the Issuer by such third party. All payments and issuances of securities to any third party are subject to Canadian Securities Exchange acceptance.

29. **The Agreement.** The Agreement, constituted by the acceptance of the subscription herein, consists of this Appendix I, the front pages hereof and all other schedules and attachments hereto, and all of the statements of the Subscriber therein are incorporated into this Agreement for the benefit of the Issuer. This Agreement constitutes the entire agreement between the parties in respect of the subject matter hereof and supersedes any and all prior agreements, representations, warranties or covenants, express or implied, written or verbal, except as may be expressed herein.

30. **Currency.** All references to currency herein are to lawful money of Canada.

31. **Survival of Terms.** All representations, warranties, agreements and covenants made or deemed to be made by the Issuer and the Subscriber herein will survive the execution and delivery, and acceptance, of this offer and the closing of the issue of the Common Shares contemplated hereby.

32. **Instrument in Writing.** Subject to the terms hereof, neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

33. **Enurement.** This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators and successors but otherwise cannot be assigned.

34. **Counterparts.** This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile or other electronic form shall be deemed to be an original and all of which together shall constitute one and the same document. If less than a complete copy of this Agreement is delivered to the Issuer by the Subscriber (other than the execution pages of this Agreement required to be executed by the Subscriber), the Issuer and its advisers are entitled to assume, and the Subscriber shall be deemed to have represented and warranted to the Issuer, that the Subscriber accepts and agrees to all of the terms and conditions of the pages of this Agreement that are not delivered, without any alteration.

35. **Language.** The parties hereto confirm their express wish that this Agreement and all documents and agreements directly or indirectly relating hereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente convention de souscription ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rédigés en anglais.